[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT 10.46

AMENDMENT NUMBER 4 TO THE RESEARCH AND LICENSE AGREEMENT BY AND BETWEEN KOSAN BIOSCIENCES, INC., AND J&J PHARMACEUTICAL RESEARCH AND DEVELOPMENT AND ORTHO-MCNEIL PHARMACEUTICAL, INC.

This Amendment, dated as of December 12, 2002, is made to that certain RESEARCH AND LICENSE AGREEMENT, made as of September 28, 1998, and amended pursuant to those certain Amendment Nos. 1, 2, and 3, dated March 17, 2000, August 31, 2000, and September 28, 2001, respectively (the RESEARCH AND LICENSE AGREEMENT as amended March 17, 2000, August 31, 2000, and September 28, 2001, is hereinafter called the “AGREEMENT”), by and between:

KOSAN BIOSCIENCES, INC., a corporation organized under Delaware law having its principal office at 3832 Bay Center Place, Hayward, California, 94545 (hereinafter called “KOSAN”);

ON THE ONE HAND, AND:

ORTHO MCNEIL PHARMACEUTICAL, INCORPORATED (hereinafter called “ORTHO”), a company organized under Delaware law, having its principal office at U.S. Route 202, Raritan, New Jersey, 08869; and

JOHNSON & JOHNSON PHARMACEUTICAL RESEARCH & DEVELOPMENT, L.L.C. (hereinafter called “J&JPRD”), a division of ORTHO having its principal office at U.S. Route 202, Raritan, New Jersey 08869 (ORTHO and J&JPRD hereinafter collectively called “LICENSEE”)

ON THE OTHER HAND.

WITNESSETH:

A.  WHEREAS, KOSAN and LICENSEE have entered into the AGREEMENT providing for a collaborative research and drug discovery program as generally described in the RESEARCH PLAN attached thereto as Appendix A;

B.  WHEREAS, LICENSEE has provided KOSAN prior to November 28, 2002, the written notice required by the AGREEMENT that LICENSEE wishes to continue the RESEARCH PROGRAM for a further three (3) months to March 28, 2003, and the AGREEMENT contemplates the termination of the RESEARCH PROGRAM on March 28, 2003, in the event that LICENSEE has [ * ]; and

C.  WHEREAS, KOSAN and LICENSEE desire to extend the RESEARCH PROGRAM at least until December 28, 2003;

NOW, THEREFORE, in consideration of the premises and the performance of the covenants herein contained, the parties agree to amend the AGREEMENT as follows.

1.  Defined Terms.    Unless otherwise defined herein, all capitalized terms used herein shall have the same meaning as set forth in the AGREEMENT.

2.  Extension of RESEARCH PROGRAM.    The RESEARCH PROGRAM shall be continued until at least December 28, 2003.

3.  Current FTE RESEARCH FUNDING.    In accordance with the AGREEMENT, LICENSEE shall provide KOSAN RESEARCH FUNDING for the Optional FTEs for the period of December 28, 2001, to March 28, 2003 [ * ] by payment in full on or before December 20, 2002.

4.  Additional KOSAN FTE RESEARCH FUNDING.    In accordance with this Amendment, LICENSEE shall provide, in addition to the current FTE RESEARCH FUNDING, RESEARCH FUNDING for the following additional KOSAN FTEs (the “Additional KOSAN FTEs”): [ * ] for the period of [ * ]; and [ * ] for the period of [ * ]. LICENSEE shall provide RESEARCH FUNDING for the Additional KOSAN FTEs on a quarterly basis, in advance, beginning December 28, 2002.

5.  RESEARCH PROGRAM.    The RESEARCH PROGRAM shall be limited to efforts to produce and test [ * ] (the “Selected Compounds”), and shall be deemed to be terminated with respect to all other compounds. The KOSAN FTEs engaged in the RESEARCH PROGRAM, unless otherwise agreed by the JRC, shall be devoted to the following efforts relating to Selected Compounds: the preparation of [ * ].

6.  Reversion of Rights to KOSAN.    Except for the Selected Compounds that are the subject of the RESEARCH PROGRAM and the CLOSE STRUCTURAL ANALOGS thereof, LICENSEE hereby releases and reverts to KOSAN in accordance with §19.3.4 of the AGREEMENT any and all of LICENSEE’s rights to all other MACROLIDES, AROMATIC POLYKETIDES, NCEs, LICENSED COMPOUNDS, CLOSE STRUCTURAL ANALOGS, and RESERVED COMPOUNDS (the “Released Compounds”). The AGREEMENT shall be deemed to be terminated pursuant to §19.2.1(ii) with respect to all PRODUCTS containing a Released Compound, and all licenses relating to Released Compounds shall be deemed to be terminated pursuant to §19.3.3 of the AGREEMENT.

7.  Testing of [ * ] and additional Reversion of Rights to KOSAN.    LICENSEE will be testing of [ * ] to determine whether that Selected Compound possesses at least a comparable in vitro anti-bacterial profile and superior oral efficacy to the compound [ * ]. Effective January 31, 2003, LICENSEE hereby releases and reverts to KOSAN in accordance with §19.3.4 of the AGREEMENT any and all of LICENSEE’s rights to [ * ] unless [ * ] has been shown to have at least a comparable in vitro anti-bacterial profile and superior oral efficacy to [ * ] and such compounds shall be included within the Released Compounds as provided in Paragraph 6 above. If [ * ] has been shown to have at least a comparable in vitro anti-bacterial profile and superior oral efficacy to [ * ], the parties will discuss further research and development of this compound or a Close Structural Analog.

8.  Non-Acceptance of [ * ] by December 28, 2003.    In the event that LICENSEE has not accepted [ * ] as of December 28, 2003, then the AGREEMENT shall, unless otherwise agreed, terminate pursuant to §19.2.1(i), and such termination shall constitute a release and reversion to KOSAN in accordance with §19.3.4 of the AGREEMENT of any and all of LICENSEE’s rights to [ * ], and a termination of all licenses relating thereto pursuant to §19.3.3 of the AGREEMENT. Termination pursuant to this Section 8 shall not obligate LICENSEE to any wind-down or other payment to KOSAN, whether pursuant to §19.1.2(c) of the AGREEMENT or otherwise.

9.  Acceptance of [ * ] by December 28, 2003.    In the event that LICENSEE has selected [ * ] on or before December 28, 2003, then LICENSEE shall have the right to continue development and commercialization of such [ * ] as provided by the AGREEMENT.

10.  Termination.    After [ * ], KOSAN may, at KOSAN’s option, terminate the AGREEMENT upon thirty (30) days’ written notice as provided in Section 22.2 if LICENSEE has not agreed to provide KOSAN with RESEARCH FUNDING to support [ * ]; provided, however, that if during the thirty (30) day notice period LICENSEE agrees to provide such RESEARCH FUNDING, then KOSAN’s notice shall be of no effect and the Agreement shall not be terminated. For purposes of the Paragraph “sufficient RESEARCH FUNDING” means funding for [ * ] over the period [ * ].

11.  AGREEMENT.    Except as amended herein, all of the terms and conditions of the AGREEMENT shall remain in full force and effect.

SIGNATURES ON FOLLOWING PAGE

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and duly executed this Amendment to the AGREEMENT on the date(s) indicated below, to be effective the day and year first above written.

For and on Behalf of KOSAN

/s/ DANIEL V. SANTI, MD, PHD Daniel V. Santi, MD, PhD Chief Executive Officer Date: December 20, 2002

For and on Behalf of LICENSEE

/s/ GEOFFREY G. DELLENBAUGH Geoffrey G. Dellenbaugh Executive Director, External Relations Date: December 20, 2002

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.